Exhibit 10.7


                               SECOND AMENDMENT TO
                               FINANCING AGREEMENT


     This Second Amendment to Financing Agreement (this "Amendment") is entered into as of this 10th day of April, 2001 among FACTORY 2-U STORES, INC., a Delaware corporation ("Company"), the Lenders who are a party to the Financing Agreement referred to below (collectively, "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("Agent"), in its capacity as Agent for the Lenders, with reference to the following facts:

     A. Agent, Company and Lenders previously entered into that certain Financing Agreement dated as of March 3, 2000, as amended by that certain First Amendment to Financing Agreement dated as of April 13, 2000 (together, the "Financing Agreement"), pursuant to which Lenders have provided Company with certain loans and other financial accommodations.

     B. Company has requested that Agent and Lenders amend the Financing Agreement to allow Company to repurchase shares of its own common stock from time to time.

     C. Agent and Lenders are willing to amend the Financing Agreement on the terms and subject to the conditions set forth in this Amendment.

     NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

     1. Definitions. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Financing Agreement.

     2.  Amendments to Financing Agreement.

         (a) The following definition shall hereby be added to Section 1 of the Financing Agreement in proper alphabetical order:

               "Free Cash Flow shall mean, for any period, EBITDA for such period less actual interest and actual income taxes paid, capital expenditures, dividends and debt service payments made and consideration paid for purchases of common stock of the Company by the Company during such period."

         (b) Paragraph (g) of Section 7.9 shall hereby be amended and restated in its entirety to read as follows:

               "(g) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, other than (i) dividends paid in capital stock of the Company and (ii) during the period commencing April 10, 2001 through and including
         December 31, 2005, purchases of shares of common stock of the Company not to exceed ten percent (10%) of the Company's then issued and outstanding shares of common stock in the aggregate during such period; provided however, (A) the consideration paid by Company in connection with any such purchase of common stock, together with all consideration paid by Company for all such previous purchases, shall not exceed the Free Cash Flow of the Company during the twelve (12) month period immediately prior to the date of such purchase, and (B) after giving effect to each such purchase of common stock, Availability shall be at least $20,000,000 and no Default or Event of Default shall be existing or have occurred and be continuing.

     3. Fee. In consideration of the foregoing amendment, Company shall pay to Agent, on behalf of Lenders, an amendment fee of $7,500 (the "Amendment Fee"). The Amendment Fee shall be fully earned by Agent and Lenders as of the date hereof and shall be charged to Company's Revolving Loan Account upon execution of this Amendment by Company.

     4. Conditions Precedent. The effectiveness of the foregoing amendment shall be, and hereby is, subject to the fulfillment to Agent's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

         (a) Receipt by Agent of this Amendment duly executed by each of the parties hereto;

         (b)   Company shall have paid to Agent the Amendment Fee; and

         (c) As of the date hereof, the representations and warranties contained in Section 7 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and no Default or Event of Default shall be existing or have occurred and is continuing.

     5.  Miscellaneous.

         (a)   Reference to and Effect on the Financing Agreement.

               (i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

               (ii) The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Financing Agreement or any agreement or document executed in connection therewith.

               (iii)Upon the Conditions Precedent being satisfied, this Amendment shall be construed as one with the existing Financing Agreement, and the existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

         (b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 8.5 of the Financing Agreement.

         (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    Company:

                                      FACTORY 2-U STORES, INC.


                                      By:    /s/Douglas C. Felderman
                                             -----------------------
                                      Name:  Douglas C. Felderman
                                      Title: Executive Vice President
                                             Chief Financial Officer


                                    Lenders:

                                      THE CIT GROUP/BUSINESS CREDIT, INC.


                                      By:     /s/Jeffrey Chiu
                                              ---------------
                                      Name:   Jeffrey Chiu
                                      Title:  Assistant Vice President



                                      FLEET RETAIL FINANCE, INC.


                                      By:    /s/Evan Israelson
                                             -----------------
                                      Name:  Evan Israelson
                                      Title: Assistant Vice President



                                    Agent:

                                      THE CIT GROUP/BUSINESS CREDIT, INC.


                                      By:    /s/Jeffrey Chiu
                                             ---------------
                                      Name:  Jeffrey Chiu
                                      Title: Assistant Vice President